UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2011

Point.360
(Exact name of registrant as specified in its charter)

California	0-21917	01-0893376
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2777 North Ontario Street Burbank, California		91504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(818) 565-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Item 2.03.  CREATION OF A DIRECT FINANCIAL OBILIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 14, 2011, the Company entered into a Loan and Security Agreement (the “Agreement”) with Crestmark Bank (“Crestmark”) which provided up to $1 million of credit based on eligible accounts receivable.  On March 7, 2011, the Company and Crestmark entered into Amendment No. 1 to the Loan and Security Agreement pursuant to which amounts available under the Agreement were increased to $3 million.  The Agreement provided for interest to be calculated at prime rate (currently 3.25%) plus 2%, plus a monthly maintenance fee of 0.6% of the amount outstanding under the Agreement.

On November 15, 2011, the Company entered into Amendment No. 2 to the Agreement pursuant to which the interest rate was reduced to prime rate (currently 3.25%) plus .05%, plus a monthly maintenance fee of 0.4% of the amount outstanding under the Agreement. The annual fee for the facility was reduced from $30,000 to $10,000. The reduction in the overall effective annual interest rate is approximately 37%.

9.01. FINANCIAL STATEMENTS AND EXHIBITS.

10.1
Loan and Security Agreement dated January 14, 2011 between the Company and Crestmark Bank (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on January 14, 2011).

10.2
Amended and Restated Promissory Note dated March 7, 2011 of the Company to Crestmark Bank (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on March 8, 2011).

10.3
Amendment No. 1 to Schedule to Loan and Security Agreement dated March 7, 2011 between the Company and Crestmark Bank (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Registrant on March 8, 2011).

10.4	Second Amended and Restated Promissory Note dated November 15, 2011 of the Company to Crestmark Bank.
10.5	Amendment No. 2 to Schedule to Loan and Security Agreement dated November 15, 2011 between the Company and Crestmark Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360

November 16, 2011	By:	/s/ Alan R. Steel
Name: Alan R. Steel
Title: Executive Vice President
Finance and Administration
Chief Financial Officer